Exhibit 99.2

Exari Group, Inc.

Condensed Consolidated Financial Statements (Unaudited)

As of March 31, 2019 and for the

Three Months Ended March 31, 2019 and 2018

Table of Contents

Unaudited Condensed Consolidated Financial Statements:

Unaudited Condensed Consolidated Balance Sheets	3

Unaudited Condensed Consolidated Statements of Comprehensive Loss	4

Unaudited Condensed Consolidated Statements of Cash Flows	5

Notes to Unaudited Condensed Consolidated Financial Statements	6-12

Exari Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$12,354,622	$9,532,065
Accounts receivable, net	6,914,774	10,456,598
Prepaid expenses and other current assets	2,589,343	2,002,697

Total current assets	21,858,739	21,991,360
Property and equipment, net	340,902	337,658
Other assets:
Goodwill	16,790,173	16,790,173
Intangible assets, net	5,140,847	5,381,455
Accrued interest receivable, shareholder loans	80,120	58,795

Total other assets	22,011,140	22,230,423

Total assets	$44,210,781	$44,559,441

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,866,687	$1,789,190
Accrued expenses and other current liabilities	4,739,466	4,431,974
Deferred revenue	15,474,734	14,953,769
Term debt, current portion, net	6,847,635	6,665,045

Total current liabilities	28,928,522	27,839,978
Deferred revenue, non-current portion	5,129,679	5,366,957
Term debt, non-current portion, net	11,265,933	11,199,946
Deferred tax liability	372,904	372,453
Non-current tax liability	378,425	374,450
Warrant liability	2,242,482	1,132,455

Total liabilities	48,317,945	46,286,239

Commitments
Stockholders’ deficit:
Preferred Stock, 7,466,410 shares authorized and designated;
$0.001 par value shares;
Series F, 100 shares issued and outstanding	—	—
Series D Convertible, 1,874,316 shares issued and outstanding	1,874	1,874
Series E Convertible, 1,221,538 shares issued and outstanding	1,222	1,222
$0.0001 par value shares;
Series G Convertible, 4,151,020 shares issued and outstanding	415	415
Common stock, 20,003,000 shares authorized and designated;
Class A, $0.001 par value; 20,000,000 shares designated, 2019 - 5,920,732 issued and 5,900,051 outstanding 2018 - 5,867,795 issued and 5,847,114 outstanding	5,926	5,895
Class B, $1.00 par value; 3,000 shares designated, 2,000 issued and outstanding	2,000	2,000
Treasury stock, Class A common, at cost, 20,681 shares	(17,270)	(17,270)
Additional paid-in capital	19,635,165	19,349,612
Stock subscription receivables	(3,569,973)	(3,569,973)
Accumulated other comprehensive income (loss)	(136,923)	107,931
Accumulated deficit	(20,029,600)	(17,608,504)

Total stockholders’ deficit	(4,107,164)	(1,726,798)

Total liabilities and stockholders’ deficit	$44,210,781	$44,559,441

See accompanying notes to unaudited condensed consolidated financial statements.

Exari Group, Inc.

Condensed Consolidated Statements of Comprehensive Loss (Unaudited)

	Three Months Ended March 31,
	2019	2018
Revenues	$7,865,313	$6,625,558
Operating expenses	9,154,847	6,305,514

(Loss) income from operations	(1,289,534)	320,044

Other income (expense):
Interest income	37,078	23,915
Interest expense	(656,052)	(600,706)
Loss on fair value of warrant liability	(1,110,027)	(11,391)
Other income, net	111,286	148,923

Other expense, net	(1,617,715)	(439,259)

Loss before provision for income taxes	(2,907,249)	(119,215)
Provision (benefit) for income taxes	(486,153)	379,124

Net loss	(2,421,096)	(498,339)
Other comprehensive loss:
Foreign currency translation adjustment	(244,854)	(285,204)

Comprehensive loss	$(2,665,950)	$(783,543)

See accompanying notes to unaudited condensed consolidated financial statements.

Exari Group, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(2,421,096)	$(498,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	276,315	272,092
Non-cash interest expense	238,483	141,006
Share-based compensation expense	203,531	204,722
Change in fair value of derivative warrant liability	1,110,027	11,391
Changes in operating assets and liabilities:
Accounts receivable	3,686,488	13,056,985
Prepaid expenses and other current assets	(650,638)	(712,583)
Accrued interest receivable	(21,282)	24,901
Accounts payable	62,617	(7,093)
Accrued expenses and other current liabilities	164,444	(1,403,704)
Non-current tax liability	3,975	—
Deferred revenue	79,121	(1,761,392)

Net cash provided by operating activities	2,731,985	9,327,986

Cash flows from investing activities:
Purchase of property and equipment	(38,743)	(37,001)

Net cash used in investing activities	(38,743)	(37,001)

Cash flows from financing activities:
Proceeds from issuance of common stock	82,053	4,691

Net cash provided by financing activities	82,053	4,691

Effect of exchange rates on cash	47,262	183,004

Change in cash and cash equivalents	2,822,557	9,478,680
Cash and cash equivalents at beginning of period	9,532,065	3,079,216

Cash and cash equivalents at end of period	$12,354,622	$12,557,896

Supplemental cash flow information:
Income taxes paid (refunded)	$—	$9,738
Interest paid	298,716	281,019

See accompanying notes to unaudited condensed consolidated financial statements.

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements

1.	BUSINESS OPERATIONS

Exari Group, Inc. (“Group”), a Delaware Corporation, consists of the following active wholly-owned subsidiaries (collectively referred to as the “Company”):

Exari Systems, Inc. (“Exari US”) - Boston, Massachusetts

Exari Systems Pty Ltd. (“Exari AU”) - Melbourne, Australia

Exari Solutions (Europe) Ltd. (“ESE”) - Dundee, Scotland

Exari Norway AS (“Exari NO”) (formerly CMA Contiki AS) - Oslo, Norway

Exari Systems GmbH (“Exari GmbH”) - Munich, Germany

Exari Limited (formerly Adsensa Limited) – London, England

Exari Vision Inc. (formerly Adsensa Corporation) – Chicago, Illinois

The Company provides Contract Lifecycle Management (“CLM”) software solutions worldwide. The enterprise CLM software solution is a management solution that provides control and insight of the value and risks within a company’s contracts and agreements. The software and services sold creates a unified solution for enterprise contract management to automate contract processing and identify client relationship, revenue and supply chain risks.

The Company is subject to risks associated with technology-oriented companies, principal among these are the risks associated with dependence on key individuals, rapid technology change, competition from larger, more financially independent competitors, the need for successful development and marketing of services and products, and the need to obtain adequate financing to fund future operations.

2.	BASIS OF PRESENTATION AND RECENTLY ISSUED ACCOUNTING STANDARDS

The financial statements of the Company were prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). The condensed consolidated financial statements include the accounts of Exari Group, Inc. and its wholly-owned subsidiaries, Exari US, Exari AU, ESE, Exari NO, Exari GmbH, Exari Limited and Exari Vision. All intercompany accounts and transactions have been eliminated in consolidation.

The condensed consolidated balance sheet as of December 31, 2018 has been derived from the audited consolidated financial statements as of that date, but does not include all disclosures, including certain notes required by GAAP on an annual reporting basis.

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

BASIS OF PRESENTATION AND RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

In the opinion of management, the accompanying unaudited financial statements have been prepared on a basis consistent with the Company’s audited financial statements for the year ended December 31, 2018, and reflects all normal recurring adjustments necessary to present fairly the financial position, results of operations, loss and comprehensive loss and cash flows for the interim periods, but are not necessarily indicative of the results to be expected for the full fiscal year or any other period. For further information, refer to the consolidated financial statements and notes thereto included in the Company’s consolidated financial statements for the year ended December 31, 2018.

Recently Issued Accounting Pronouncements Not Yet Adopted

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) 2014-09, Revenue from Contracts with Customers (ASC 606), and has amended the standard thereafter. These standards replace existing revenue recognition rules with a comprehensive revenue measurement and recognition standard and expanded disclosure requirements. For non-public entities, the amendments are effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.

The Company is currently evaluating the impact of ASC 606 to its financial results. The Company does not expect ASC 606 to have a material impact on the timing of revenue recognition related to its cloud-based subscription offerings. However, it expects this new standard to have an impact on the timing of revenue recognition for contracts related to on-premises offerings, in which the Company grants customers the right to deploy the software on the customer’s own servers, without significant penalty. Under ASC 606, the requirement to have vendor specific objective evidence (“VSOE”) for undelivered elements is eliminated. As such, the Company may be required to recognize as revenue a portion of the sales price upon delivery of the software, compared to the current practice of recognizing the entire sales price ratably over an estimated subscription period. To the extent the amounts recognized as revenue have not been billed, the accrued revenue will be recorded as unbilled receivables on the consolidated balance sheets. In addition, the Company expects accounting for commissions to be impacted as it will capitalize and amortize most commissions under the new standard instead of expensing commissions as incurred.

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

BASIS OF PRESENTATION AND RECENTLY ISSUED ACCOUNTING STANDARDS (continued)

Recently Issued Accounting Pronouncements Not Yet Adopted (continued)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842): Accounting for Leases. This update specifies that lessees should recognize right-of-use assets and lease liabilities arising from leases. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee will largely remain unchanged and shall continue to depend on its classification as a finance or operating lease. The guidance is effective for the Company’s fiscal year ending December 31, 2020. The Company is currently evaluating the impact of adopting ASU 2016-02 on its consolidated financial statements.

3.	FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy utilized to determine such fair values:

	Fair Value Measurements as of March 31, 2019
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$2,242,482	$2,242,482

	$—	$—	$2,242,482	$2,242,482

	Fair Value Measurements as of December 31, 2018
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$1,132,455	$1,132,455

	$—	$—	$1,132,455	$1,132,455

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

FAIR VALUE MEASUREMENTS (continued)

An analysis of the change in this Level 3 warrant liability for the three months ended March 31, 2019 and 2018 is as follows:

Fair value, at December 31, 2018	$1,132,455
Change in fair value	1,110,027

Fair value, at March 31, 2019	$2,242,482

Fair value, at December 31, 2017	$787,203
Change in fair value	11,391

Fair value, at March 31, 2018	$798,594

4.	INTANGIBLE ASSETS

Intangible assets at March 31, 2019 and December 31, 2018 consist of the following:

	As of March 31, 2019		As of December 31, 2018
	Carrying Amount	Accumulated Amortization	Carrying Amount	Accumulated Amortization
Customer relationships	$4,750,000	$(1,308,796)	$4,750,000	$(1,182,407)
Existing technology	2,320,000	(870,667)	2,320,000	(769,667)
Trade names	320,000	(99,077)	320,000	(86,845)
Other	573,959	(544,571)	573,959	(543,585)

Total	$7,963,959	$(2,823,112)	$7,963,959	$(2,582,504)

Amortization of intangible assets for the three months ended March 31, 2019 and 2018 amounted to $240,608 and $236,284, respectively, and has been included in operating expenses on the consolidated statements of comprehensive loss.

5.	TRANSACTIONS WITH RELATED PARTIES

The majority shareholders of the Company own 100% of a related entity that provides management and operations services to the Company under a Master Services Agreement. The Company incurred $256,523 and $227,498 of expense under this agreement for the three months ended March 31, 2019 and 2018, respectively. The Company also holds in accounts payable cumulative balances owed to this entity of $282,717 and $78,204 as of March 31, 2019 and December 31, 2018, respectively.

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

TRANSACTIONS WITH RELATED PARTIES (continued)

The majority shareholders of the Company also own 100% of a related entity that provides advisory and transaction support services to the Company. The Company incurred $75,369 and $263,008 of expense in connection with these services for the three months ended March 31, 2019 and 2018, respectively. The Company also holds in accounts payable cumulative balances owed to this entity of $484,379 and $697,524 as of March 31, 2019 and 2018, respectively.

6.	DEBT

The Company’s outstanding borrowings, net of related discounts, consisted of the following at:

	March 31,	December 31,
	2019	2018
Subordinated Notes - due to shareholders	$3,173,342	$3,164,975
Loan and Security Agreement with Wellington Partners:
Revolver	4,800,000	4,800,000
Term Loan	8,064,901	8,012,855
Adsensa Notes	2,047,635	1,859,471
Other loans	27,690	27,690

Term debt, net of discounts	$18,113,568	$17,864,991

7.	PREFERRED STOCK

As of March 31, 2019, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue 7,466,410 shares of preferred stock, of which 1,874,316 shares, 1,221,538 shares, 100 shares and 4,370,456 shares were designated as Series D, Series E, Series F and Series G Preferred Stock, respectively.

Liquidation amounts by Preferred Stock Series are as follows:

	March 31,	December 31,
Preferred Stock Liquidation Preference	2019	2018
Series D	$5,836,759	$5,721,563
Series E	1,661,254	1,628,467
Series G	12,685,881	12,546,032

Total liquidation preference	$20,183,894	$19,896,062

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

8.	COMMON STOCK

As of March 31, 2019, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue 27,469,410 shares of capital stock, of which 20,000,000 shares were designated Class A Common Stock, par value $0.001 per share, and 3,000 shares were designated Class B Common Stock, par value of $1.00 per share.

9.	STOCK OPTION PLAN

The Company has a 2008 Stock Option Plan under which 5,000,000 shares of the Company’s Common Stock are reserved and the 2018 Equity Incentive Plan under which 1,000,000 shares of the Company’s Common Stock are reserved for issuance to employees, directors, and consultants (collectively, the “Plans”).

The following table summarizes the activity of the stock options issued under the Plans for the three months ended March 31, 2019:

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term in Years
Outstanding at December 31, 2018	1,669,578	3.81	7.98
Granted	—	—
Exercised	(52,937)	2.17
Forfeited	(117,563)	5.96

Outstanding at March 31, 2019	1,499,078	$3.74	7.78

Options exercisable at March 31, 2019	823,504	$2.59	6.92

There were no options granted in the three months ended March 31, 2019. The weighted average fair value per stock option granted during the three months ended March 31, 2018 was $3.90. As of March 31, 2019, there was approximately $2,360,866 of unrecognized compensation expense. This compensation expense is related to non-vested share-based compensation arrangements granted under the Plans which is expected to be recognized over a weighted average period of approximately three years.

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

STOCK OPTION PLAN (continued)

The Company recorded $203,531 and $204,722 of share-based compensation expense, included in operating expenses, for the three months ended March 31, 2019 and 2018, respectively.

The intrinsic value of options exercised during the three months ended March 31, 2019 was approximately $161,000.

The following assumptions were used to estimate the fair value of stock options granted using the Black-Scholes option pricing model for the three months ended March 31, 2018:

Dividend yield	0.00%
Risk-free interest rate	2.79%
Expected life	6.25 years
Volatility	75.00%

10.	CONCENTRATIONS, RISKS AND UNCERTAINTIES

The Company has not experienced significant losses related to receivables from individual customers or groups of customers in any specific industry or geographic area. One customer accounted for 15% of consolidated revenues for the three months ended March 31, 2019 and 2018. Two customers, respectively, comprised approximately 15% and 10% of consolidated billed and unbilled accounts receivable at March 31, 2019 and no one individual customer contributed to more than 10% of consolidated billed accounts receivable at December 31, 2018.

From time to time in the normal course of business, the Company may be subject to various legal matters such as threatened or pending claims or proceedings. There were no such matters as of March 31, 2019.

11.	SUBSEQUENT EVENTS

Management has evaluated events and transactions through July 17, 2019 which is the date the unaudited condensed consolidated financial statements were available to be issued.

On May 6, 2019, Coupa Software Incorporated completed the acquisition of the Company for a purchase price of approximately $215 million in cash (the “Acquisition”), which is subject to customary upward or downward adjustments for the Company’s working capital and other matters for up to 90 days following the transaction closing date. As part of the Acquisition, the outstanding balance of the Company’s debt was fully repaid and settled and the loan and security agreement was terminated. In addition, pursuant to the Company’s 2019 Management Incentive Plan, certain participants have been paid incentive bonus upon the consummation of the Acquisition.